PROVIDENT TRUST COMPANY

CODE OF ETHICS

Amended and Restated as of July 17, 2009

I.	DEFINITIONS

A.	“Act” means the Investment Company Act of 1940, as amended.

B.
“Access Person” means (i) any Advisory Person of the Adviser; (ii) any supervised person who has access to non-public information regarding any clients’ purchase or sale of securities, or non-public information regarding the portfolio holdings of any Affiliated Fund; and (iii) any supervised person who is involved in making securities recommendations to clients, or who has access to such recommendations that are non-public.  All of the Adviser’s directors and officers are presumed to be Access Persons.

C.	“Adviser” means Provident Trust Company.

D.
“Advisory Client” means any client (including both investment companies and managed accounts) for which the Adviser (i) serves as investment adviser or subadviser, (ii) renders investment advice, or (iii) makes investment decisions.

E.
“Advisory Person” means (i) any director, officer, or employee of the Adviser (or of any company in a control relationship to the Adviser), who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchases or sales of a security by an Affiliated Fund or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Adviser who normally obtains information concerning recommendations made to an Affiliated Fund with regard to the purchases or sales of a security.

F.
“Affiliated Fund” means any fund for which Adviser serves as investment adviser or subadviser or any fund whose investment adviser or principal underwriter controls Adviser, is controlled by Adviser, or is under common control with Adviser.

G.
“Automatic investment plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in or from investment accounts in accordance with a predetermined schedule and allocation, including a dividend reinvestment plan.

H.
A security is “being considered for purchase or sale” when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

I.
“Beneficial ownership” shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an Access Person has or acquires.  As a general matter, “beneficial ownership” will be attributed to an Access Person in all instances where the person (i) possesses the ability to purchase or sell the security (or the ability to direct the disposition of the security); (ii) possesses the voting power (including the power to vote or to direct the voting) over such security; or (iii) receives any benefits substantially equivalent to those of ownership.  Although the following is not an exhaustive list, a person generally would be regarded to be the beneficial owner of the following:

(i)	securities held in the person’s own name;

(ii)	securities held with another in joint tenancy, as tenants in common, or in other joint ownership arrangements;

(iii)	securities held by a bank or broker as a nominee or custodian on such person’s behalf or pledged as collateral for a loan;

(iv)
securities held by members of the person’s immediate family sharing the same household (“immediate family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships);

(v)	securities held by a relative not residing in the person’s home if the person is a custodian, guardian, or otherwise has controlling influence over the purchase, sale, or voting of such securities;

(vi)
securities held by a trust for which the person serves as a trustee and in which the person has a pecuniary interest (including pecuniary interests by virtue of performance fees and by virtue of holdings by the person’s immediate family);

(vii)	securities held by a trust in which the person is a beneficiary and has or shares the power to make purchase or sale decisions;

(viii)
securities held by a trust if such person is a settler or grantor of the trust and reserves the right to revoke the trust without the consent of another person, unless the settler or grantor does not exercise or share investment control over the securities;

(ix)	securities held by a general partnership or limited partnership in which the person is a general partner; and

(x)	securities owned by a corporation which is directly or indirectly controlled by, or under common control with, such person.

J.	“Chief Compliance Officer” means the individual with compliance responsibilities as designated as such by the Board of Directors of the Adviser.

K.
“Control” shall have the same meaning as that set forth in Section 2(a)(9) of the Act.  As a general matter, “control” means the power to exercise a controlling influence.  The “power to exercise a controlling influence” is intended to include situations where there is less than absolute and complete domination and includes not only the active exercise of power, but also the latent existence of power.  Anyone who beneficially owns, either directly or through one or more controlled entities, more than 25% of the voting securities of any entity shall be presumed to control such entity.

L.	“Limited offering” means an offering that is exempt from registration under Section 4(2) or 4(6) of the Securities Act of 1933, as amended, or pursuant to Rule 504, 505 or 506 under such act.

M.	“Purchase or sale of a security” includes, among other things, the writing of an option to purchase or sell a security.

N.
“Security” shall have the meaning set forth in Section 2(a)(36) of the Act and shall include:  common stocks, preferred stocks, debt securities; options on and warrants to purchase common stocks, preferred stocks or debt securities; trust certificates, depository receipts (including ADRs) or other certificates of interest or participation in any securities; shares of closed-end investment companies, futures, commodities and Related Securities. “Related Securities” are instruments and securities that are related to, but not the same as, a security.  For example, a Related Security may be convertible into a security, or give its holder the right to purchase the security.  The term “security” also includes private investments, including oil and gas ventures, real estate syndicates and other investments which are not publicly traded.  It shall not include direct obligations of the government of the United States; bankers’ acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements; shares issued by money market funds; shares of registered open-end investment companies (mutual funds) other than Affiliated Funds; and shares issued by unit investment trusts that are invested exclusively in open-end funds, none of which are Affiliated Funds.

O.
“Supervised person” means any officer, director (or other person occupying a similar status or performing similar functions), or employees of Adviser, or other person who provides investment advice on behalf of Adviser and is subject to the supervision and control of Adviser.

II.	GENERAL FIDUCIARY PRINCIPLES

In addition to the specific principles enunciated in this Amended and Restated Code of Ethics (the “Code of Ethics”), all Access Persons shall be governed by applicable federal and state securities laws and the following general fiduciary principles:

A.	The duty at all times to place the interests of Advisory Clients above all others;

B.
The requirement that all personal securities transactions be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility; and

C.	The fundamental standard that no Access Person should take inappropriate advantage of their position with the Adviser.

III.	PROHIBITED ACTIVITIES

A.
No Access Person shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and (i) which he or she knows or should have known, during the fifteen-day period immediately before the Access Person’s transaction, the Adviser purchased or sold on behalf of an Affiliated Fund; or (ii) which to his or her actual knowledge, at the time of such purchase or sale, is being considered for purchase or sale or is being purchased or sold on behalf of an Affiliated Fund.  Exception:  However, an Access Person may purchase or sell the same securities as an Affiliated Fund; provided that the Access Person executes the purchase or sale of the security either (i) at the same time as the Affiliated Fund purchases or sells the security, respectively, for the same or worse price as that received by the Affiliated Fund, or (ii) after the Affiliated Fund completes its purchase or sale, respectively.

B.
No Access Person shall acquire any securities in an initial public offering or limited offering without prior approval from the Chief Compliance Officer.  In determining whether approval should be granted, the Chief Compliance Officer should consider:

(i)	whether the investment opportunity should be reserved for Advisory Clients; and

(ii)	whether the opportunity is being offered to an individual by virtue of his or her position with the Adviser.

The Adviser must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by Access Persons for at least five years after the end of the fiscal year in which the approval is granted.  In the event approval is granted, the Access Person must disclose the investment when he or she plays a material role in the Adviser’s subsequent consideration of an investment in the issuer.  In such circumstances, the Adviser’s decision to purchase securities of the issuer will be subject to an independent review by personnel with no personal interest in the issuer.

C.	No Access Person shall receive any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of an Affiliated Fund.

D.
No Access Person shall serve on the board of directors of a publicly traded company without prior authorization from the Chief Compliance Officer based upon a determination that the board service would not be inconsistent with the interests of the Adviser and its clients.  In the event the board service is authorized, Access Persons serving as directors must be isolated from those making investment decisions regarding that security through a “Chinese wall.”

E.	The prohibitions of Section III shall not apply to:

(i)	Purchases or sales of securities effected in any account over which the Access Person has no direct or indirect influence or control (e.g., a blind trust);

(ii)	Purchases or sales of securities which are part of an automatic investment plan; and

(iii)
Purchases of securities effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

IV.	PRECLEARANCE

Except for (i) transactions set forth in Section III(E), (ii) transactions by any director of the Adviser who is not also an officer or Advisory Person of the Adviser, (iii) transactions effected as part of a bunched trade executed on behalf of a majority of Adviser’s discretionary equity accounts, and (iv) any transactions by an independent contractor performing services for the Adviser, advance clearance is required for all personal securities transactions.  A form provided for advance clearance is attached hereto as Appendix 1.  Clearance requests should be submitted in writing to the Chief Compliance Officer, or in his absence the Assistant Compliance Officer, who may approve or disapprove such transactions on the grounds of compliance with this Code of Ethics or otherwise.  Approval shall only be given when the person giving it has determined that the intended transaction does not fall within any of the prohibitions of this Code.

V.	REPORTING

A.
Every Access Person shall deliver to the Chief Compliance Officer a “Quarterly Personal Securities Transaction Report” (see Appendix 2), containing the information described in Section V(B) below, even if such Access Person has no personal securities transactions to report for the reporting period, not later than thirty (30) days after the end of each calendar quarter.  An Access Person may satisfy the quarterly reporting requirements by attaching to the report broker trade confirmations or account statements that contain all of the required information or by arranging to have such confirmations and account statements sent directly to the Chief Compliance Officer.

B.
Every Access Person shall report the information described below with respect to the transactions in any security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security.  Every report shall contain the following information:

(i)
The date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, the number of shares, and the principal amount of each security involved;

(ii)	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(iii)	The price of the security at which the transaction was effected;

(iv)	The name of the broker, dealer or bank with or through whom the transaction was effected; and

(v)	The date the Access Person submits the report.

C.
Every Access Person shall deliver to the Chief Compliance Officer an “Initial Personal Securities Holding Report” (see Appendix 3) containing all personal securities holdings within ten (10) days of such person’s commencement of employment (which information must be current as of a date no more than 45 days prior to the date the person becomes an Access Person).

D.
Every Access Person shall deliver to the Chief Compliance Officer an “Annual Personal Securities Holding Report” (see Appendix 4) containing all personal securities holdings as of December 31st.  Such annual report must be received by the Chief Compliance Officer no later than February 14th of each year.

E.
The Chief Compliance Officer shall review all reports required to be submitted pursuant to this Code of Ethics to determine compliance with the personal trading restrictions in this Code of Ethics.  The Chief Compliance Officer’s personal securities transactions shall be submitted to and reviewed by the Assistant Compliance Officer.

F.
Any report filed pursuant to this Code of Ethics may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

VI.	EXEMPTIONS FROM REPORTING REQUIREMENTS

An Access Person is not required to submit:

A.	Any report with respect to securities held in accounts over which the Access Person has no direct or indirect influence or control (e.g., a blind trust); and

B.	A quarterly transaction report with respect to transactions effected pursuant to an automatic investment plan.

VII.	COMPLIANCE WITH THE CODE OF ETHICS

A.
The Chief Compliance Officer shall maintain a list of all Access Persons and shall (i) notify each Access Person of his/her reporting obligations under this Code of Ethics, and (ii) provide each Access Person with a copy of this Code of Ethics and any amendments.

B.	All Access Persons shall make certain certifications upon becoming an Access Person, using the form attached hereto as Appendix 5.

C.	All Access Persons shall make certain certifications annually, using the form attached hereto as Appendix 6.

D.	The Chief Compliance Officer shall prepare an annual report to the Board of Directors of the Adviser and any Affiliated Fund which shall:

(i)	Summarize existing procedures concerning personal investing if necessary; and

(ii)
Identify any recommended changes in existing restrictions or procedures based upon the Adviser’s experience under its Code of Ethics, evolving industry practices, or developments in laws or regulations.

The annual report shall to the Board of Directors of the Adviser and any Affiliated Fund shall include a certification from the Adviser stating that it has adopted procedures reasonably necessary to prevent its Access Persons from violating this Code of Ethics.

Interim reports will only be made to the Boards of the Adviser and any Affiliated Fund if there are any violations during the quarter requiring remedial action or any material changes being made to the Code of Ethics.

VIII.	INSIDER TRADING POLICY AND PROCEDURES

This Code of Ethics works in conjunction with the Adviser’s Policies and Procedures Concerning the Misuse of Material Non-Public Information (“Insider Trading Policies and Procedures”).  Accordingly, Access Persons should familiarize themselves with the Insider Trading Policies and Procedures to ensure compliance with both sets of rules.

IX.	AGGREGATING TRADES

Nothing in this Code of Ethics shall be deemed to prevent the Adviser from aggregating trades effected by the Adviser on behalf of Access Persons with trades effected by the Adviser on behalf of its Advisory Clients, including an Affiliated Fund, so long as the terms and provisions of this Code of Ethics are complied with.

X.	SANCTIONS

Supervised persons are required to promptly report any violation or suspected violation of this Code of Ethics to the Chief Compliance Officer.  Upon discovering a violation of this Code of Ethics, the Chief Compliance Officer and the Board of Directors of the Adviser may impose such sanctions as they deem appropriate, including, among other sanctions, a letter of censure or suspension, or termination of the employment of the violator.  The Adviser’s Board of Directors will be promptly informed of any serious violations of this Code of Ethics.

XI.	RECORDKEEPING

A.	The Adviser shall maintain the following books and records relating to this Code of Ethics for the following time periods:

(i)	A record of each report made by the Adviser’s Access Persons as required by Section V of this Code of Ethics, including any broker confirmations or account statements submitted;

(ii)	A copy of the Adviser’s Code of Ethics that is in effect or was in effect at any time during the last five years;

(iii)	A record of (a) any violation of the Adviser’s Code of Ethics, and (b) any action taken as a result of such violation;

(iv)
A record of all written acknowledgements confirming receipt of the Adviser’s Code of Ethics or any amendments thereto for each person who is currently, or within the past five years was, an Access Person of the Adviser;

(v)	A record of the names of persons who are currently, or within the past five years were, Access Persons of the Adviser; and

(vi)
A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities in an initial public offering or limited offering by Access Persons for at least five years after the end of the fiscal year in which the approval is granted.

B.
The books and records required under Sections XI(A)(i) and (iii) must be preserved for a period of not less than five years from the end of the fiscal year during which the last entry was made on such record, the first two years at the Adviser’s principal place of business and the last three years in an easily accessible place (which may or may not be the Adviser’s principal place of business).  The Adviser shall preserve the records required under Sections XI(A)(ii), (iv), (v) and (vi) for the periods indicated thereunder, the first two years at the Adviser’s principal place of business and the last three years in any easily accessible place (which may or may not be the Adviser’s principal place of business).

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Appendix 1

PROVIDENT TRUST COMPANY

PERSONAL TRADING REQUEST AND AUTHORIZATION FORM

Personal Trading Request (to be completed prior to any personal trade)

1.	Name:

2.	Position:

3.	Date of proposed transaction:

4.	Name of the issuer, dollar amount and number of securities proposed to be purchased or sold:

5.	Nature of the transaction (purchase or sale):

6.	Broker, dealer, or bank through which the transaction is to be executed:

7.	Are you or is a member of your immediate family an officer or director of the issuer of the securities or an affiliate of the issuer? ____ Yes ____ No

If yes, please describe:

8.	Describe the nature of any direct or indirect professional or business relationship that you may have with the issuer of the securities:

9.	Are you aware of any material non-public information (insider information) regarding the security or the issuer? ____ Yes ____ No

10.	Does this transaction involve a limited offering (i.e., private placement) or an initial public offering?
____ Yes  ____ No

11.
Are you aware of any facts regarding the proposed transaction, including the existence of any substantial economic relationship between the proposed transaction and any securities held or acquired by clients of the Adviser, that may be relevant to a determination as to the existence of a potential conflict of interest? ____ Yes  ____ No

12.	Do you want an executed copy of this request for your files? ____ Yes ____ No

To the best of my knowledge and belief, the answers provided above are true and correct.

Signature:             ____________________________

Date:                      ____________________________

Approval or Denial of Personal Trading Request
[to be completed by the Chief Compliance Officer or Assistant Compliance Officer]

______	Approved. The proposed transaction appears to be consistent with the policies described in the Code of Ethics. Pre-clearance is granted from and including:
_______________________ through _____________________

______
Denied.  The proposed transaction does not appear to be consistent with the policies described in the Code of Ethics and/or the conditions necessary for approval of the proposed transaction have not been satisfied.  Pre-clearance is denied.

Signature:	__________________________

Printed Name:	__________________________

Title:	__________________________

Date:	__________________________

Appendix 2

PROVIDENT TRUST COMPANY

QUARTERLY PERSONAL SECURITIES
TRANSACTION REPORT

THIS REPORT MUST BE SUBMITTED WITHIN 30 DAYS OF QUARTER END

Access Person Transaction Record for
(Name)

for calendar quarter ended
(Date)

I AM REPORTING BELOW ALL TRANSACTIONS REQUIRED TO BE REPORTED FOR THE QUARTER PURSUANT TO THE ADVISER’S CODE OF ETHICS:

(Date)	(Access Person’s Signature)

TRANSACTION REPORTING

Check if applicable:	(a)	☐	I had no reportable transactions during this reporting period.
	(b)	☐	All transactions required to be reported have been provided to the Chief Compliance Officer through duplicate confirmations and statements or are indicated below.
	(c)	☐	The reporting of any transaction below shall not be construed as an admission that I have any direct or indirect beneficial ownership in the subject security.

[Remainder of page intentionally left blank.]

TRANSACTIONS

Date	Title of Security	Ticker/ CUSIP	Interest Rate/ Maturity Date	Number of Securities	Principal Amount of Securities	Purchase/ Sale/Other	Price	Broker Name

Appendix 3

PROVIDENT TRUST COMPANY

INITIAL
PERSONAL SECURITIES HOLDINGS REPORT

In accordance with Section V(C) of the Code of Ethics, please provide a list of all securities in which you have a beneficial interest.

(1)	Name of access person:

(2)	If different than (1), name of the person
in whose name the account is held:

(3)	Relationship of (2) to (1):

(4)	Broker at which account is maintained:

(5)	Account number:

(6)	Contact person at broker and phone number:

(7)
For each account, attach the most recent account statement listing securities in that account.  If you have a beneficial interest in securities that are not listed in an attached account statement, list them below:

	Title and Type of Security	Ticker/ CUSIP	Number of Securities	Principal Amount of Securities	Broker Name
1.	__________________	__________	__________	______________	___________________
2.	__________________	__________	__________	______________	___________________
3.	__________________	__________	__________	______________	___________________
4.	__________________	__________	__________	______________	___________________
5.	__________________	__________	__________	______________	___________________
(Attach additional sheet if necessary)

I certify that this form and the attached statements (if any) constitute all of the securities in which I have a beneficial interest.

Access Person Signature

Dated:
Print Name

This report must be submitted to the Chief Compliance Officer no later than 10 days after the filer becomes an Access Person, and the information must be current as of a date no more than 45 days before the date the filer becomes an Access Person.

Appendix 4

PROVIDENT TRUST COMPANY

ANNUAL
PERSONAL SECURITIES HOLDINGS REPORT

In accordance with Section V(D) of the Code of Ethics, please provide the following information:

(1)	Provide the following information with respect to all securities in which you had a direct or indirect beneficial interest as of December 31st of the prior year:

	Title and Type of Security	Ticker/ CUSIP	Number of Securities	Principal Amount of Securities	Broker Name
1.	__________________	__________	__________	______________	___________________
2.	__________________	__________	__________	______________	___________________
3.	__________________	__________	__________	______________	___________________
4.	__________________	__________	__________	______________	___________________
5.	__________________	__________	__________	______________	___________________
(Attach additional sheet if necessary)

Alternatively, you may attach copies of account statements which provide the foregoing information.

(2)	If your beneficial interest in any of the aforementioned securities is indirect, please provide the name of the direct owner and describe your relationship with such person:

(3)
Provide the name of any broker, dealer or bank with whom an account is maintained in which any of the aforementioned securities are held for your direct or indirect benefit (including the name and telephone number of a contact person):

(4)         Provide account number(s):

I certify that this form and the attached statements (if any) constitute all of the securities in which I have a beneficial interest as of December 31st of the prior year.

Access Person Signature

Dated:
Print Name

This report must be submitted annually to the Chief Compliance Officer no later than February 14 of each year, and the information must be current as of a date no more than 45 days prior to the date the report was submitted.

Appendix 5

PROVIDENT TRUST COMPANY

ACKNOWLEDGMENT OF RECEIPT OF
AMENDED AND RESTATED CODE OF ETHICS

I acknowledge that I have received the Amended and Restated Code of Ethics dated as of July 17, 2009 (the “Code of Ethics”), and represent:

1.         In accordance with Section V of the Code of Ethics, I will report all securities transactions in which I have a beneficial interest, except for transactions exempt from reporting under Section VI of the Code of Ethics.

2.         I will comply with the Code of Ethics in all other respects.

Access Person Signature

Print Name

Dated:

Appendix 6

PROVIDENT TRUST COMPANY

ANNUAL CERTIFICATION OF COMPLIANCE WITH THE
AMENDED AND RESTATED CODE OF ETHICS

I certify that during the past year:

1.         In accordance with Section V of the Amended and Restated Code of Ethics (the “Code of Ethics”), I have reported all securities transactions in which I have a beneficial interest, except for transactions exempt from reporting under Section VI of the Code of Ethics.

2.         I have complied with the Code of Ethics in all other respects.

3.         I have read and understand the Code of Ethics and recognize that I am subject to the Code of Ethics.

Access Person Signature

Print Name

Dated:

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